Exhibit 1.1

Execution Version

CARNIVAL CORPORATION

Common Stock
($0.01 par value)
and the paired trust shares of
beneficial interest in
P&O Princess Special Voting Trust

SELLING AGREEMENT

June 28, 2021

BofA Securities, Inc.
One Bryant Park
New York, New York
10036

Ladies and Gentlemen:

Carnival Corporation, a Panamanian corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time through BofA Securities, Inc. (“BofA”), as agent on behalf of the Company, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate public offering price of up to $500,000,000 (the “Shares”) on the terms set forth in Section 2 of this Selling Agreement (this “Agreement”). Upon each issuance of Shares hereunder, recipients will receive both shares of Common Stock and an equivalent number of trust shares representing beneficial interests in the P&O Princess Special Voting Trust (the “P&O Trust Shares”). The P&O Trust Shares represent a beneficial interest in the special voting share (the “plc Special Voting Share”) of Carnival plc, a company incorporated and registered under the laws of England and Wales (“Carnival plc”). As a result of the dual listed company transaction between the Company and Carnival plc, one P&O Trust Share is paired with each share of Common Stock and is not transferable separately from the share of Common Stock.

Section 1.                Representations and Warranties. The Company and Carnival plc represent and warrant to BofA, jointly and severally, that as of the date of this Agreement, any applicable Registration Statement Amendment Date (as defined in Section 3 below), each Company Periodic Report Date (as defined in Section 3 below), each Applicable Time (as defined in Section 1(a) below) and each Settlement Date (as defined in Section 2 below):

(a)               Registration Statement. The Company and Carnival plc have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), registration statements (File Nos. 333-252433 and 333-252433-01), including a prospectus, relating to the Shares and the P&O Trust Shares (the prospectus filed as part of such registration statements, in the form in which it has most recently been filed with the Commission and in accordance with Section 3(a) hereof, as supplemented by the prospectus supplement dated as of June 28, 2021, is hereinafter called the “Prospectus”). Each registration statement, as amended at the time it became (or is deemed to have become) effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of such registration statement at the time of its effectiveness (or at such deemed time of effectiveness pursuant to Rule 430B) (“Rule 430 Information”), is referred to herein as the “Registration Statement.” If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include any document incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. The Company shall file with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b) promptly after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”) (but in any event in the time period prescribed thereby). The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of each (i) Execution Time, (ii) time of sale of any Shares sold pursuant to this Agreement (the “Applicable Time”; the Prospectus and the applicable Issuer Free Writing Prospectus(es) (as defined below) issued at or prior to such Applicable Time, and, with respect to any Shares, together with the public offering price of such Shares, is hereinafter called the “Pricing Disclosure Package”), (iii) Settlement Date and (iv) time and date of delivery of any Shares sold pursuant to this Agreement (the “Time of Delivery”), the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and Carnival plc make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to BofA furnished to the Company in writing by BofA expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by BofA consists of the information described as such in Section 7(b) hereof.

To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement, the Company shall file a new registration statement with respect to any additional shares of Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(b)               Pricing Disclosure Package. The Pricing Disclosure Package as of the Execution Time, at each Applicable Time, at each Settlement Date and each Time of Delivery, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and Carnival plc make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to BofA furnished to the Company in writing by BofA expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by BofA consists of the information described as such in Section 7(b) hereof.

(c)               Issuer Free Writing Prospectus. Other than the Registration Statement and the Prospectus, the Company and Carnival plc (including their agents and representatives, other than BofA in its capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company, Carnival plc or their agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule A hereto, each electronic road show and any other written communications approved in writing in advance by BofA. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and did not, and as of each of the Execution Time, at each Applicable Time, at each Settlement Date and each Time of Delivery, as the case may be, will not, when read together with the Registration Statement, the Prospectus and the Pricing Disclosure Package, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and Carnival plc make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to BofA furnished to the Company in writing by BofA expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by BofA consists of the information described as such in Section 7(b) hereof.

(d)               Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package and any amendment or supplement thereto, when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, as applicable, and none of such documents, as of the date thereof, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any documents filed with the Commission subsequent to the Applicable Time and prior to the completion or termination of the offering of the Shares that are deemed to be incorporated by reference into the Registration Statement, the Prospectus and the Pricing Disclosure Package will comply as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and when read together with the other information in the Prospectus at the date of the Prospectus and at any Settlement Date or Time of Delivery, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)               Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the financial position of the Company and Carnival plc and their consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby; the supporting schedules included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been compiled on a basis consistent in all material respects with that of the financial statements and presents fairly in all material respects the information shown thereby; and all disclosures included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(f)                No Material Adverse Change. Since the date of the most recent financial statements of the Company and Carnival plc included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there have not been any transactions entered into by the Company, Carnival plc or any of their respective subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, Carnival plc and their respective subsidiaries considered as one enterprise; (ii) there have not been any changes in the capital stock (other than the issuance of shares of capital stock upon the exercise of stock options and vesting of restricted stock units pursuant to employee or director stock plans or under share repurchase plans, pursuant to the terms thereof, or the issuance of capital stock upon conversion of convertible securities, in each case, as disclosed in documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus) or any material increase in the long-term debt of the Company, Carnival plc or any of their respective subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or Carnival plc on any class of capital stock, or any material adverse change, or any development involving a prospective adverse change which materially affects the business affairs, management, properties, financial condition or results of operations of the Company, Carnival plc and their respective subsidiaries taken as a whole; and (iii) none of the Company, Carnival plc nor any of their respective subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority that would, individually or in the aggregate, have a Material Adverse Effect, except in each case as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(g)               Organization and Good Standing. Each of the Company and Carnival plc has been duly organized and is validly existing and, to the extent such concept is applicable thereto, in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, singly or in the aggregate, have a material adverse effect on the business affairs, management, properties, financial condition or results of operations of the Company, Carnival plc and their respective subsidiaries taken as a whole, or on the performance by the Company and Carnival plc of its obligations under this Agreement (a “Material Adverse Effect”). The subsidiaries listed in Schedule B to this Agreement are the only “significant subsidiaries” (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act) (each such significant subsidiary a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) of the Company and/or Carnival plc.

Except as may be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or on Schedule B hereto, each of the Significant Subsidiaries has been duly organized and is validly existing and, to the extent such concept is applicable thereto, in good standing under the laws of their respective jurisdictions of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, singly or in the aggregate, have a Material Adverse Effect.

(h)               Capitalization. The Company and Carnival plc have the issued share capital as set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization” (except for subsequent issuances of shares of capital stock upon the exercise of stock options and vesting of restricted stock units pursuant to employee or director stock plans or under share repurchase plans, pursuant to the terms thereof, or the issuance of capital stock upon conversion of convertible securities, in each case, as disclosed in documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus) and all of the outstanding shares of Common Stock and Carnival plc ordinary shares have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of Common Stock and Carnival plc ordinary shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company or Carnival plc, as applicable. Except as may be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except with respect to equity awards issued under the Company’s or Carnival plc’s equity incentive plans, there are no outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or Carnival plc.

(i)                 Due Authorization. Each of the Company and Carnival plc has all requisite corporate or other power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder, and to provide the representations, warranties and indemnities under, this Agreement; and all actions required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby or by the Pricing Disclosure Package and the Prospectus has been duly and validly taken.

(j)                 Selling Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and Carnival plc. Carnival plc acknowledges that it will benefit, directly or indirectly, economically or otherwise from the transactions contemplated by this Agreement.

(k)               The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, fully paid and non-assessable; and the issuance of the Shares is not subject to any preemptive or similar rights. The P&O Trust Shares have been duly authorized by Carnival plc and, when issued together with the Shares, will be duly and validly issued, fully paid and non-assessable. The Shares and the P&O Trust Shares conform as to legal matters in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(l)                 No Violation or Default. Except as may be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Company, Carnival plc or any Significant Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Carnival plc or any of the Significant Subsidiaries is a party or by which the Company, Carnival plc or any such Significant Subsidiary is bound or to which any of the property or assets of the Company, Carnival plc or any such Significant Subsidiary is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, singly or in the aggregate, have a Material Adverse Effect.

(m)             No Conflicts. The execution, delivery and performance of this Agreement by the Company and Carnival plc, the issuance, sale and delivery of the Shares and the P&O Trust Shares and the consummation of the transactions contemplated by this Agreement: (i) do not and will not result in any violation of the Articles of Incorporation, as amended, or By-Laws, as amended, of the Company or the Articles of Association, as amended, of Carnival plc; and (ii) do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Carnival plc or any Significant Subsidiary pursuant to, (x) any indenture, mortgage, deed of trust or loan agreement, or any other agreement or instrument, to which the Company, Carnival plc or any of the Significant Subsidiaries is a party or by which any of them may be bound or to which any of their properties or assets may be subject (except for such conflicts, breaches, violations or defaults or liens, charges or encumbrances described in the Registration Statement, Pricing Disclosure Package and Prospectus or that would not, singly or in the aggregate, have a Material Adverse Effect), (y) assuming the accuracy of the representations and warranties and compliance with the covenants contained herein by BofA, any existing applicable law, rule or regulation (except for such conflicts, breaches, violations, liens, charges or encumbrances described in the Registration Statement, Pricing Disclosure Package and Prospectus that would not, singly or in the aggregate, have a Material Adverse Effect, and other than the securities or blue sky laws of any jurisdictions), or (z) assuming the accuracy of the representations and warranties and compliance with the covenants contained herein by BofA, any judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Company, Carnival plc or the Significant Subsidiaries or any of their respective properties or assets (except for such conflicts, breaches, violations or defaults or liens, charges or encumbrances described in the Registration Statement, Pricing Disclosure Package and Prospectus or that would not, singly or in the aggregate, have a Material Adverse Effect).

(n)               No Consents Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company and Carnival plc of this Agreement, the authorization, issuance, and sale of the Shares and the P&O Trust Shares and the consummation of the transactions contemplated by this Agreement or the Pricing Disclosure Package and the Prospectus, except such as have been or will be obtained under the Securities Act, the Exchange Act, such as may be required under any existing law or regulation of the United Kingdom, and such as may be required under the blue sky laws of any jurisdiction in connection with the sale of the Shares by BofA and such other approvals as have been obtained or the failure of which to obtain would not singly or in the aggregate have a Material Adverse Effect.

(o)               Legal Proceedings. Except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental, tax or regulatory investigations, actions, suits or proceedings pending to which the Company, Carnival plc or any of their respective subsidiaries is or may be a party or to which any property of the Company, Carnival plc or any of their respective subsidiaries is or may be the subject that, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are, to the knowledge of the Company or Carnival plc, threatened or contemplated by any governmental, tax or regulatory authority or threatened by others.

(p)               Independent Accountants. PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company, Carnival plc and their respective subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, is an independent registered public accounting firm with respect to the Company, Carnival plc and their respective consolidated subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(q)                Intellectual Property. Except as may be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or would not have, singly or in the aggregate, a Material Adverse Effect, the Company, Carnival plc and the Significant Subsidiaries own or possess the right to use the intellectual property necessary to carry on the business now operated by them and their respective subsidiaries, and neither the Company nor Carnival plc, nor, to the knowledge of the Company and Carnival plc, any of their respective subsidiaries, has received any notice or is otherwise infringing or in conflict with the intellectual property rights of others, or is aware of any facts or circumstances which would render any such intellectual property invalid or inadequate to protect the interest of the Company, Carnival plc or any of their respective subsidiaries therein, and which infringement or conflict or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(r)                Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(s)                 Taxes. The Company, Carnival plc and their respective subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof except for such failures to pay or to file as would not, individually or in aggregate, have a Material Adverse Effect; and except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company, Carnival plc or any of their respective subsidiaries or any of their respective properties or assets, except for any such tax deficiency that would not, individually or in the aggregate, have a Material Adverse Effect.

(t)               No Labor Disputes. Except as may be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no labor dispute with the employees of the Company, Carnival plc or any Significant Subsidiary exists or, to the knowledge of the Company or Carnival plc, is imminent or threatened which would reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

(u)               Licenses and Permits. Except as may be described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company, Carnival plc and their respective subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, singly or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Company, Carnival plc or any of their respective subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation or modification would not, singly or in the aggregate, have a Material Adverse Effect.

(v)             Title to Real and Personal Property. The Company, Carnival plc and their respective subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company, Carnival plc and their respective subsidiaries, in each case free and clear of all liens, charges, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company, Carnival plc and their respective subsidiaries, (ii) are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (iii) could not reasonably be expected, singly or in the aggregate to have a Material Adverse Effect.

(w)               Certain Environmental Matters. (i) Except as may be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, Carnival plc nor any of their respective subsidiaries is or has been in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Company Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Company Hazardous Materials (collectively, “Environmental Laws”); (B) the Company, Carnival plc and their respective subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Pricing Disclosure Package and the Prospectus; (C) none of the Company, Carnival plc nor any of their respective subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization; and (D) none of the Company, Carnival plc nor any of their respective subsidiaries has (x) received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any Company Hazardous Materials, or (y) caused (or has any knowledge of) any event or condition that would reasonably be expected to result in any such notice or liability; and (ii) except as described in each of the Pricing Disclosure Package and the Prospectus, (A) there is no proceeding that is pending, or that is known to be contemplated, against the Company, Carnival plc or any of their respective subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $1,000,000 or more will be imposed, (B) the Company, Carnival plc and their respective subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a Material Adverse Effect, and (C) none of the Company, Carnival plc or their respective subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(x)               Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company, Carnival plc or any member of their “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company and Carnival plc within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company or Carnival plc under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA), and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) none of the Company, Carnival plc or any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company, Carnival plc or their Controlled Group affiliates in the current fiscal year of the Company, Carnival plc and their Controlled Group affiliates compared to the amount of such contributions made in the Company’s, Carnival plc’s and their Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company, Carnival plc and their respective subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company, Carnival plc and their respective subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, singly or in the aggregate, have a Material Adverse Effect.

(y)               Disclosure Controls. The Company and Carnival plc maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company and Carnival plc in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the management of the Company or Carnival plc, as the case may be, as appropriate to allow timely decisions regarding required disclosure. The Company and Carnival plc have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(z)            Accounting Controls. The Company and Carnival plc maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or caused such internal controls over financial reporting to be designed under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as may be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the internal controls of the Company and Carnival plc.

(aa)           Insurance. The Company, Carnival plc and the Significant Subsidiaries have insurance covering their respective properties, operations, personnel and businesses (provided that in no event will the Company, Carnival plc and the Significant Subsidiaries be required to obtain any business interruption, loss of hire or delay in delivery insurance), which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and Carnival plc and their respective businesses (but on the basis that the Company, Carnival plc and their respective subsidiaries self-insure their respective vessels for certain war risks); and neither the Company nor Carnival plc nor any of the Significant Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except, in the case of clauses (i) and (ii) above, as could not reasonably be expected, singly or in the aggregate to have a Material Adverse Effect.

(bb)            No Unlawful Payments. None of the Company or Carnival plc, nor any of their respective subsidiaries, directors or officers nor, to the knowledge of the Company and Carnival plc, any agent, employee, representative or affiliate or other person associated with or acting on behalf of the Company, Carnival plc or any of their respective subsidiaries has, nor will with proceeds from this offering be, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, any applicable Law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the U.K. Bribery Act 2010 or any other applicable anti-bribery or anti-corruption law; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, Carnival plc and their respective subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(cc)           Compliance with Anti-Money Laundering Laws. The operations of the Company, Carnival plc and their respective subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions in which the Company, Carnival plc and their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Carnival plc or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and Carnival plc, threatened.

(dd)            No Conflicts with Sanctions Laws. None of the Company, Carnival plc, and their respective subsidiaries, directors or officers nor, to the knowledge of the Company and Carnival plc, any agent, employee or affiliate of the Company, Carnival plc or any of their respective subsidiaries is currently the subject or target of any Sanctions (as defined below) or any proceeding, investigation, suit or other action arising out of any sanctions administered or enforced by the U.S. government (including, without limitation, by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, Carnival plc or any of their respective subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company or Carnival plc will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as agent, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not, without appropriate licenses, knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. It is acknowledged and agreed that the representation and warranty contained in this Section 1(dd) of this Agreement is only sought and given to the extent that to do so would be permissible pursuant to (i) Council Regulation EC No. 2271/96 or any associated implementing law or regulation in any member state of the European Union or the United Kingdom or (ii) any similar blocking or anti-boycott law in the United Kingdom.

(ee)              No Broker’s Fees. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Company, Carnival plc or any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Company, Carnival plc or any of their respective subsidiaries or BofA for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ff)           No Registration Rights. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Company, Carnival plc or any of their respective subsidiaries are party to any agreement that provides any person with the right to require the Company, Carnival plc or any of their respective subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(gg)           No Manipulation. Subject to compliance by BofA with Section 2 and the sale of Shares in accordance with this Agreement and the instructions of the Company or Carnival plc (except where BofA, consistent with its rights and obligations under this Agreement, has declined an instruction to trade), none of the Company, Carnival plc nor any of their respective subsidiaries or affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any manipulation of the price of the Shares.

(hh)              Cybersecurity; Data Protection. Except as may be described or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not have a Material Adverse Effect, the information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases owned or controlled by, or operated on behalf of, the Company, Carnival plc and their respective subsidiaries (collectively, the “IT Systems”) operate and perform in all material respects as required in connection with the operation of the business of the Company, Carnival plc and their respective subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company, Carnival plc and their respective subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data in their possession or control (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, nor incidents under internal review or investigation, in each case, except as may be described or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus or those that have been or will be remedied without material cost or liability or the duty to notify any other person. The Company, Carnival plc and their respective subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and contractual obligations relating to the privacy, security and protection of the IT Systems and Personal Data.

(ii)              Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or Carnival plc or any of the Company’s and Carnival plc’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(jj)           Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(kk)              No Withholding Tax. All payments by the Company and, to the extent applicable, Carnival plc in respect of the Shares are not subject to withholding or deduction for or on account of tax under the current laws and regulations of the Republic of Panama or the United Kingdom, or any political subdivision or taxing authority thereof or therein, and are otherwise free and clear of any other tax, withholding or deduction in the Republic of Panama and the United Kingdom.

(ll)      No Immunity. Each of the Company, Carnival plc and its respective subsidiaries is subject to civil and commercial law in respect of its respective obligations under this Agreement, and none of the Company, Carnival plc, or any of their respective properties, assets or revenues is subject to any right or immunity under the jurisdiction of any court or from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company, Carnival plc or any of their respective subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus, may at any time be commenced, the Company and Carnival plc have, pursuant to Section 18(b) of this Agreement, waived, and it will waive, or will cause their respective subsidiaries to waive, such right to the extent permitted by law.

(mm)           Enforcement of Foreign Judgments. Except as disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus, any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company or Carnival plc based upon this Agreement would be declared enforceable against the Company or Carnival plc by the courts of the Republic of Panama and the United Kingdom, without reconsideration or reexamination of the merits.

(nn)          Legal Action. A holder of the Shares is entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company and Carnival plc for the enforcement of its rights under its Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in the Republic of Panama or the United Kingdom may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

(oo)          Stamp Taxes. No ad valorem stamp or other issuance or transfer taxes or duties and withholding taxes are or would be payable by or on behalf of the Company or BofA in the Republic of Panama, the United Kingdom or the United States or any political subdivision or taxing authority thereof or therein, in connection with: (i) the execution, delivery and performance of the Agreement; (ii) the issue and sale of the Shares by the Company and the issue of the P&O Trust Shares by P&O Princess Special Voting Trust; and (iii) the distribution by BofA of the Shares and the P&O Trust Shares in the manner contemplated in the Prospectus and the performance by BofA of the obligations under this Agreement, in each case other than tax on the net income of BofA whose income is generally subject to tax in the jurisdiction concerned; except for stamp taxes that may be due and payable on this Agreement on a date no later than the date on which they are submitted before any court or government authority in the Republic of Panama for purposes of bringing an enforcement action.

(pp)          PFIC Status. The Company does not believe that it is a “passive foreign investment company” within the meaning of Section 1297 of the Code (a “PFIC”), for its current taxable year, and, based on its currently anticipated method of operation, the Company does not expect to become a PFIC in the future.

(qq)            Notice of Other Sales. Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, and from and after the execution of this Agreement, the Company will not, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement, except during any period in which activity under this program has been suspended pursuant to Section 3(q) of this Agreement.

(rr)          Sales Agency Agreements. Subject to Section 3(q) of this Agreement the Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of any at the market offering (within the meaning of Rule 415(a)(4) under the Securities Act) of the Shares.

(ss)            Regulation M. The Common Stock (a) constitutes an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule and (b) has an “ADTV” (as defined in Rule 100 of Regulation M) of $100,000 or more, such that for purposes of Rule 102 of Regulation M, the “restricted period” applicable to the Common Stock is that set forth in clause (1) of the definition of such term in Rule 100 of Regulation M.

Section 2.                Sale and Delivery of Shares.

(a)               Subject to the terms and conditions set forth herein, the Company agrees to sell through BofA, as agent on behalf of the Company, and at the instruction of the Company or a designated affiliate of the Company, BofA agrees to use its commercially reasonable efforts to sell, as agent on behalf of the Company, the Shares. Sales of the Shares will be made on the New York Stock Exchange (the “Exchange”) or otherwise by means of ordinary brokers’ transactions.

(b)               The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company or its designated affiliate and BofA on any trading day (other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”), in each case, that BofA has been instructed to make such sales. On any Trading Day, the Company or its designated affiliate may instruct BofA by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by BofA) as to the maximum number of Shares to be sold through BofA, as agent, on such day (in any event not in excess of the number available for sale under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof, BofA shall use its commercially reasonable efforts to sell, as agent, all designated Shares. The Company and Carnival plc each acknowledge and agree that (A) there can be no assurance that BofA will be successful in selling the Shares, (B) BofA will incur no liability or obligation to the Company or Carnival plc or any other person or entity if it does not sell Shares for any reason other than a failure by BofA to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement, and (C) BofA shall be under no obligation to purchase Shares on a principal basis. BofA shall discuss with the Company, in advance of execution, any market conditions which it considers to be relevant to such execution. In particular, it shall monitor the market impact of any actual or proposed sales instructed by the Company or its designated affiliate and shall, if it considers that any price movements in the market for shares of Common Stock could be attributed to any such sales, or are unexpected or abnormal, temporarily cease trading immediately (subject to any trades which at the relevant time are already in the order system or which are being processed, which will be halted as soon as possible) and as soon as reasonably practicable notify the Company and Carnival plc of the cessation of trading and the market impact information which it deems to be relevant, whereupon it shall discuss with the Company and Carnival plc any amendments or refinements to the original sale instruction and the resumption of trading.

(c)               Notwithstanding the foregoing, the Company shall not authorize the sale of, and BofA shall not be obligated to use its commercially reasonable efforts to sell, as agent, any Shares (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in a number in excess of the number of Shares authorized from time to time to be sold under this Agreement, in each case, by the Company’s board of directors, or a duly authorized committee thereof, and notified to BofA in writing. In addition, the Company or BofA may, upon notice to the other by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged), suspend the offering of the Shares for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(d)               Under no circumstances shall (i) the aggregate number of Shares sold pursuant to this Agreement exceed the aggregate number of Shares of Common Stock (A) set forth in the preamble paragraph of this Agreement, (B) available for sale under the Prospectus and the then currently effective Registration Statement or (C) authorized from time to time to be sold under this Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to BofA in writing; and (ii) any Shares be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, or a duly authorized committee thereof, and notified to BofA in writing.

(e)               BofA hereby covenants and agrees (i) not to make any sales of Shares on behalf of the Company other than on the Exchange or otherwise by means of ordinary brokers’ transactions and (ii) in connection with any sale of Shares and any purchase of ordinary shares of Carnival plc, it will not use any “special selling efforts” or “special selling methods” within the meaning of Regulation M promulgated under the Exchange Act.

(f)                The gross sales price of any Shares sold under this Agreement shall be the price for Shares sold by BofA under this Agreement, on the Exchange or otherwise by means of ordinary brokers’ transactions, at the time of such sale. The compensation payable to BofA for sales of Shares shall be as agreed from time to time by the Company and BofA, but shall not exceed 2.00% of the gross sales price of the Shares for amounts of Shares sold pursuant to this Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”). BofA shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required.

(g)               BofA shall provide written confirmation to the Company following the close of trading on the Exchange each day in which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the gross sales prices of such Shares sold, the Net Proceeds to the Company and the compensation payable by the Company to BofA with respect to such sales.

(h)               Settlement for sales of Shares will occur on the second business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by or on behalf of the Company and BofA (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through BofA for settlement on such date shall be delivered by the Company to BofA against payment of the Net Proceeds from the sale of such Shares. Settlement for all Shares shall be effected by book-entry delivery of Shares to BofA’s account at DTC 5198 against payments by BofA of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall pay BofA any commission to which it would otherwise be entitled absent such default and the Company and Carnival plc shall, jointly and severally, indemnify and hold BofA harmless against any loss, claim or damage arising from or as a result of such default by the Company. If BofA breaches this Agreement by failing to deliver the applicable Net Proceeds on any Settlement Date for Shares delivered by or on behalf of the Company, BofA will pay the Company interest based on the effective overnight federal funds rate until such proceeds, together with such interest, have been fully paid.

Section 3.                Covenants.

The Company and Carnival plc, jointly and severally, agree with BofA:

(a)               During any period when the delivery of a prospectus (or in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act (“Rule 173(a)”)) is required under the Securities Act (i) in connection with the offering or sale of Shares, to advise BofA, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish BofA with copies thereof; (ii) to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; (iii) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act; (iv) to advise BofA, promptly after either receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such reasonable steps as may be necessary to permit offers and sales of the Shares by BofA, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)               At any time when a prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) relating to the Shares is required to be delivered under the Securities Act or the rules and regulations of the Commission thereunder, the Company will give BofA notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than any prospectus supplement relating to the offering of other securities (including, without limitation, the other shares of Common Stock)), whether pursuant to the Securities Act or pursuant to the filing of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q under the Exchange Act, will furnish BofA with copies of any such amendment or supplement or other documents proposed to be filed within a reasonable time in advance of filing, and will afford BofA and BofA’s counsel a reasonable opportunity to comment on any such proposed filing prior to such proposed filing;

(c)               Promptly from time to time to take such action as BofA may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as BofA may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be reasonably necessary to complete the sale of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction where it is not then so subject;

(d)               During any period when the delivery of a prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) is required under the Securities Act in connection with the offering or sale of Shares, the Company will make available to BofA, as soon as practicable after the execution of this Agreement, and thereafter from time to time furnish to BofA, copies of the most recent Prospectus in such quantities and at such locations as BofA may reasonably request for the purposes contemplated by the Securities Act. During any period when the delivery of a prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) is required under the Securities Act in connection with the offering or sale of Shares, if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, to notify BofA to suspend the offering of Shares and prepare and file with the Commission (subject to paragraph (b) of this Section 3) such amendment or supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(e)               To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), a consolidated earnings statement of the Company, Carnival plc and their respective subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f)                To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act;

(g)               To use the Net Proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus and the Pricing Disclosure Package;

(h)               In connection with the offering and sale of the Shares, the Company and Carnival plc will file with the Exchange all documents and notices, and make all certifications, required by the Exchange of companies that have securities that are listed on the Exchange;

(i)                 To not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company or, subject, insofar as it relates to paragraph 1(p) above, Carnival plc to facilitate the sale or resale of the Shares;

(j)                 Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following any termination of a suspension of sales hereunder), and at each Applicable Time, each Settlement Date, each Registration Statement Amendment Date (as defined below) and each Company Periodic Report Date (as defined below), the Company and Carnival plc shall be deemed to have affirmed, respectively, each representation, warranty, covenant and other agreement contained in this Agreement. In each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company and Carnival plc in respect of any quarter in which sales of Shares were made by BofA under this Agreement (each date on which any such document is filed, and any date on which an amendment to any such document is filed, a “Company Periodic Report Date”), the Company shall set forth with regard to such quarter the number of Shares sold through BofA under this Agreement, the Net Proceeds received by the Company and the compensation paid by the Company to BofA with respect to sales of Shares pursuant to this Agreement;

(k)               Upon commencement of the offering of Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following any termination of a suspension of sales hereunder) and promptly after each (i) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) in connection with the filing of a prospectus supplement that contains solely the information set forth in Section 3(j), (2) in connection with the filing of any report or other document under Section 13, 14 or 15(d) of the Exchange Act (other than the filing of a Form 8-K which contains financial statements (excluding earnings releases furnished rather than filed under Item 2.02 of such form)), or (3) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock)) (each such date, a “Registration Statement Amendment Date”) and (ii) Company Periodic Report Date, the Company will furnish or cause to be furnished forthwith to BofA a certificate dated the date of such commencement or recommencement or the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form reasonably satisfactory to BofA to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which were last furnished to BofA are true and correct at the time of such recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such certificate. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time;

(l)                 Upon commencement of the offering of Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following any termination of a suspension of sales hereunder), and promptly after each (i) Registration Statement Amendment Date and (ii) Company Periodic Report Date, the Company will furnish or cause to be furnished to BofA and to counsel to BofA the written opinion and negative assurance letter of each Company Counsel or other counsel reasonably satisfactory to BofA, dated the date of such commencement or recommencement or the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form and substance reasonably satisfactory to BofA and its counsel, of the same tenor as the opinions and negative assurance letters referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such opinion and letter or, in lieu of such opinion and letter, counsel last furnishing such letter to BofA shall furnish BofA with a letter substantially to the effect that BofA may rely on such last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time;

(m)             Upon commencement of the offering of Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following any termination of a suspension of sales hereunder), and promptly after each (i) Registration Statement Amendment Date and (ii) Company Periodic Report Date, the Company will cause PricewaterhouseCoopers LLP, or other independent accountants reasonably satisfactory to BofA, to furnish to BofA a letter, dated the date of such commencement or recommencement or the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to BofA and its counsel, of the same tenor as the letter referred to in Section 6(d) hereof, but modified as necessary to relate to the Registration Statement, the Pricing Disclosure Package and the Prospectus, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time;

(n)               The Company and Carnival plc consent to BofA trading in the Common Stock and ordinary shares of Carnival plc for BofA’s own account and for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement;

(o)               If, to the knowledge of the Company, all filings required by Rule 424 in connection with this offering shall not have been made or the representation in Section 1(a) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by BofA the right to refuse to purchase and pay for such Shares;

(p)               The Company and Carnival plc will cooperate timely with any reasonable due diligence review conducted by BofA or its counsel from time to time upon reasonable notice in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and appropriate corporate officers during regular business hours and at the Company’s principal offices, as BofA may reasonably request;

(q)               The Company and Carnival plc will not, without (i) giving BofA at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) BofA suspending activity under this program for such period of time as requested by the Company or Carnival plc or as deemed appropriate by BofA in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any other shares of Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of shares of Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with shares of Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (w) the Shares to be offered and sold through BofA pursuant to this Agreement, (x) shares of Common Stock issuable pursuant to the Company’s dividend reinvestment plan as it may be amended or replaced from time to time and (y) equity incentive awards approved by the board of directors of the Company or the compensation committee thereof or the issuance of shares of Common Stock upon exercise thereof.

Section 4.                Free Writing Prospectus.

(a)            (i)             The Company and Carnival plc each represents and agrees that, without the prior consent of BofA, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; and

(ii)              BofA represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission.

(b)               The Company and Carnival plc each has complied, and will comply, with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus (including any free writing prospectus identified in Section 4(a) hereof), including timely filing with the Commission or retention where required and legending.

Section 5.                Payment of Expenses. The Company and Carnival plc, jointly and severally, covenant and agree with BofA that the Company or Carnival plc will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, Prospectus Supplement, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to BofA; (ii) the reasonable fees and expenses of BofA’s counsel; (iii) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection (other than with respect to any value added tax (“VAT”) to the extent that BofA determines that it is able to obtain a credit or repayment of such VAT by way of VAT input tax or similar mechanism); (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 3(c) hereof, including the reasonable fees and disbursements of counsel for BofA in connection with such qualification and in connection with the Blue Sky Surveys; (v) any filing fees incidental to, and the reasonable fees and disbursements of counsel for BofA in connection with, any required review by Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares; (vi) all fees and expenses in connection with listing the Shares on the Exchange; (vii) the cost of preparing the Shares; (viii) the costs and charges of any transfer agent or registrar or any dividend distribution agent; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

Section 6.                Conditions of BofA’s Obligation. The obligations of BofA hereunder shall be subject to the condition that all representations and warranties and other statements of the Company and Carnival plc herein or in certificates of any officer of the Company and Carnival plc delivered pursuant to the provisions hereof are true and correct, to the condition that the Company and Carnival plc shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)               The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act on or prior to the date hereof and in accordance with Section 3(a) hereof, any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of BofA;

(b)               On every date specified in Section 3(l) hereof, Simpson Thacher & Bartlett LLP, counsel for BofA, shall have furnished to BofA such written opinion or opinions and negative assurance letter or letters, dated as of such date, with respect to such matters as BofA may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)               On every date specified in Section 3(l) hereof, each of Paul, Weiss, Rifkind, Wharton & Garrison LLP; Freshfields Bruckhaus Deringer LLP; Tapia Linares y Alfaro; and Norton Rose Fulbright LLP, counsels for the Company and Carnival plc; Maples and Calder (Cayman) LLP, counsel to The Law Debenture Trust Corporation (Cayman) Limited, trustee of the P&O Princess Special Voting Trust; and the Company’s General Counsel shall have furnished to BofA written opinion or opinions and negative assurance letter or letters, dated as of such date, in form and substance reasonably satisfactory to BofA;

(d)               At the dates specified in Section 3(m) hereof, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to BofA a letter dated as of the date of delivery thereof and addressed to BofA in form and substance reasonably satisfactory to BofA and its counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement;

(i)                 At the dates specified in Section 3(m) hereof, the Company shall have furnished to BofA a certificate, dated as of the date of delivery thereof and addressed to BofA, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to BofA;

(e)               On each date specified in Section 3(k), other than the date of commencement of the offering of Shares under this Agreement, BofA shall have received a certificate signed by two executive officers of the Company and Carnival plc, one of whom shall be the Chief Financial Officer, Chief Accounting Officer, Treasurer or Executive Vice President in the area of capital markets and investments, dated as of the date thereof certifying that (A) there has been no Material Adverse Effect since the date as of which information is given in the Prospectus as then amended or supplemented, (B) the representations and warranties in Section 1 hereof are true and correct as of such date and (C) each of the Company and Carnival plc, respectively, has complied with all of the agreements entered into in connection with the transaction contemplated herein and satisfied all conditions on its part to be performed or satisfied;

(f)                Since the date of the latest audited financial statements then included or incorporated by reference in the Prospectus, no Material Adverse Effect shall have occurred;

(g)               The Company shall have complied with the provisions of Section 3(d) hereof with respect to the timely furnishing of prospectuses;

(h)               All filings with the Commission required by Rule 424 under the Securities Act to have been filed by each Applicable Time or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)); and

(i)                 The Shares shall have received approval for listing on the Exchange prior to the first Settlement Date.

Section 7.                Indemnification.

(a)               The Company and Carnival plc, jointly and severally, will indemnify and hold harmless BofA from and against any losses, claims, damages and liabilities, joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or the Pricing Disclosure Package or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” approved or permitted by the Company and filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse BofA for any legal or other expenses reasonably incurred by BofA in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor Carnival plc shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or the Pricing Disclosure Package or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by BofA expressly for use therein, it being understood and agreed that the only such information furnished by BofA consists of the information described as such in Section 7(b) below.

Insofar as this Section 7 may permit indemnification for liabilities under the Securities Act of any person who is a partner of BofA or who controls BofA within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and who, at the date of this Agreement, is a director or officer of the Company or Carnival plc, or controls the Company or Carnival plc within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, this Section 7 is subject to the undertaking of the Company in the Registration Statement under Item 17 thereof.

(b)               BofA will indemnify and hold harmless the Company and Carnival plc from and against any losses, claims, damages or liabilities to which the Company or Carnival plc may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or the Pricing Disclosure Package or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus or the Pricing Disclosure Package or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any road show, in reliance upon and in conformity with written information furnished to the Company by BofA expressly for use therein, it being understood and agreed that no such information was furnished by BofA; and will reimburse the Company or Carnival plc, as applicable, for any legal or other expenses reasonably incurred by the Company or Carnival plc in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)               Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except and then only to the extent such indemnifying party is materially prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory in the reasonable judgment of such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) and, after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement or compromise of or consent to the entry of judgment with respect to any such action or claim effected without its consent (which consent shall not be unreasonably withheld).

(d)               If the indemnification provided for in this Section 7 is unavailable to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and Carnival plc on the one hand and BofA on the other from the offering of the Shares to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Carnival plc on the one hand and BofA on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and Carnival plc on the one hand and BofA on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company or Carnival plc bear to the total commissions received by BofA. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Carnival plc on the one hand or BofA on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Carnival plc and BofA each agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), BofA shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it to the public were offered to the public exceeds the amount of any damages which BofA has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)               The obligations of the Company and Carnival plc under this Section 7 shall be in addition to any liability which the Company and Carnival plc may otherwise have and shall extend, upon the same terms and conditions, to the directors and officers of BofA and to each person, if any, who controls BofA within the meaning of the Securities Act and each broker dealer affiliate of BofA; and the obligations of BofA under this Section 7 shall be in addition to any liability which BofA may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and Carnival plc and to each person, if any, who controls the Company or Carnival plc within the meaning of the Securities Act.

Section 8.                Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of each of the Company, Carnival plc and BofA, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of BofA or any controlling person of BofA or the Company or Carnival plc or any officer or director or controlling person of the Company or Carnival plc, and shall survive delivery of and payment for the Shares.

Section 9.                No Advisory or Fiduciary Relationship. The Company and Carnival plc each acknowledges and agrees that (i) BofA is acting solely in the capacity of an arm’s length contractual counterparty to the Company and Carnival plc with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of such offering) and (ii) BofA has not assumed an advisory or fiduciary responsibility in favor of the Company or Carnival plc with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether BofA has advised or is currently advising the Company or Carnival plc on other matters) or any other obligation to the Company or Carnival plc except the obligations expressly set forth in this Agreement and (iii)  the Company and Carnival plc have consulted their own legal and financial advisors to the extent they have deemed it appropriate. The Company and Carnival plc each agree that it will not claim that BofA has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or Carnival plc, in connection with such transaction or the process leading thereto.

Section 10.            Termination.

(a)               The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through BofA, as agent for the Company, the obligations of the Company and Carnival plc, including in respect of compensation of BofA, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 1, 7 and 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)               BofA shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 1, 7 and 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)               This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Sections 1, 7 and 8 of this Agreement shall remain in full force and effect.

(d)               Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by BofA or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2(h) hereof.

Section 11.            Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to BofA shall be delivered or sent by mail, facsimile transmission or electronic mail to:

BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Attention: ECM Legal
E-mail: tymour.okasha@bofa.com

and if to the Company or Carnival plc shall be delivered or sent by mail or electronic mail to:

Carnival Corporation
3655 N.W. 87th Avenue
Miami, Florida 33178-2428
Attention: General Counsel
Email: emiguez@carnival.com

Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

Section 12.            Parties. This Agreement shall be binding upon, and inure solely to the benefit of, BofA, the Company, Carnival plc and, to the extent provided in Sections 7 and 8 hereof, the officers and directors of the Company, Carnival plc and BofA and each person who controls the Company, Carnival plc or BofA, and each of their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of Shares through BofA shall be deemed a successor or assign by reason merely of such purchase.

Section 13.            Time of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

Section 14.            Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

Section 15.            Counterparts. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement may be delivered by any party by facsimile or other electronic transmission. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 16.            Severability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17.            Entire Agreement. The Letter Agreement, dated June 28, 2021, the Fee Letter, dated June 28, 2021, and this Agreement together constitute the entire agreement between the Company and BofA, and supersede any prior agreements or understandings regarding the subject matter thereof.

Section 18.            Miscellaneous.

(a)               USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), BofA is required to obtain, verify and record information that identifies its clients, including the Company and Carnival plc, which information may include the name and address of BofA’s clients, as well as other information that will allow BofA to properly identify BofA’s clients.

(b)               Waiver of Immunity. To the extent that the Company or Carnival plc has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Republic of Panama, the United Kingdom or any political subdivision thereof, (ii) the United States or the State of New York or (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company and Carnival plc hereby irrevocably waive such immunity in respect of their obligations under this Agreement to the fullest extent permitted by applicable law.

(c)               Submission to Jurisdiction. The Company and Carnival plc hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and Carnival plc waive any objection which they may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and Carnival plc agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and Carnival plc, as applicable, and may be enforced in any court to the jurisdiction of which Company and Carnival plc, as applicable, is subject by a suit upon such judgment. The Company and Carnival plc irrevocably appoint National Registered Agents, Inc., located at 28 Liberty Street, New York, New York 10005, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company or Carnival plc, as the case may be, by the person serving the same to the address provided in this Section 18(c), shall be deemed in every respect effective service of process upon the Company and Carnival plc in any such suit or proceeding. The Company and Carnival plc hereby represent and warrant that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company and Carnival plc further agree to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(d)               Waiver of Jury Trial.    Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(e)               Recognition of the U.S. Special Resolution Regimes.

(i)                 In the event that BofA, to the extent that it is a Covered Entity, becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the BofA of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)              In the event that BofA, to the extent that it is a Covered Entity, or a BHC Act Affiliate of BofA becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against BofA are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 18(e):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(f)                Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g)               Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between BofA, the Company and Carnival plc in accordance with its terms.

Very truly yours,

CARNIVAL PLC

By:	/s/ Quinby Dobbins
Name:Quinby Dobbins
Title: Treasurer

CARNIVAL CORPORATION

By:	/s/ Quinby Dobbins
Name:Quinby Dobbins
Title: Treasurer

[Selling Agreement Signature Page]

Accepted as of the date hereof:

BOFA SECURITIES, INC.

By:	/s/ Evan Ladouceur
Name: Evan Ladouceur
Title: Managing Director

[Selling Agreement Signature Page]

Schedule A

Schedule of Free Writing Prospectuses included in the Pricing Disclosure Package

None.

Schedule B

Significant Subsidiaries(1)

1. Costa Crociere, S.p.A.(2)
2. Cruiseport Curacao C.V.
3. HAL Antillen N.V.
4. Princess Cruise Lines Ltd.

(1)       Carnival Corporation and Carnival plc are separate legal entities, which have entered into a dual-listed company arrangement. We have accounted for the dual-listed company transaction under U.S. GAAP as an acquisition by Carnival Corporation of Carnival plc. Accordingly, we have determined the significant subsidiaries based upon the consolidated results of operations and financial position of Carnival Corporation & plc. All of our cruise brands are 100% owned, except as noted in (2) below.

(2)       Subsidiary of Carnival plc (99.98% owned by Carnival plc).